                                                                   EXHIBIT 10.12

                         LONG-TERM INCENTIVE AGREEMENT
                         -----------------------------

     This AGREEMENT, dated October 31, 1998, is made between Coyne International Enterprises Corp d/b/a/ Coyne Textile Services (the "Corporation") and Donald F.X. Keegan (the "Participant").

     WHEREAS, the Corporation currently employs the Participant and the Participant serves the Corporation pursuant to the Employment Agreement dated June 19, 1995, between the parties (the "Employment Agreement"); and

     WHEREAS, in consideration of services rendered on behalf of the Corporation, as well as in providing an inducement for ongoing valuable services until retirement, the Corporation has agreed to provide a long-term incentive benefit to the Participant.

                              W I T N E S S E TH:

     1.   Grant of Long-Term Incentive Account
          ------------------------------------

     The Corporation hereby grants and establishes for the benefit of the Participant a long-term incentive account ("Account"), subject to the terms and conditions herein set forth.

     2.   Terms and Conditions
          --------------------

     It is understood and agreed that the Account evidenced hereby is subject to the following terms and conditions:

          a.   Initial Balance of Account. The Corporation hereby credits to the
               --------------------------
Account an initial balance of Sixty Thousand Dollars ($60,000.00).

          b.   Vesting of Account. Except to the extent otherwise provided in
               ------------------
Paragraphs 2(e) and 2(f), the initial balance shall vest in full on the second anniversary from the date of this Agreement, and all additional amounts credited to the Account ("Additional Amounts") shall vest in full pursuant to the attached vesting schedule.

          c.   Growth of Account. Any Additional Amounts shall be credited to
               -----------------
the Account by the Corporation as follows: At each fiscal year end of the Corporation, the Corporation's annual EBITDA shall be determined pursuant to an annual, certified financial statement prepared by the Corporation's independent auditors. The percentage increase, if any, in EBITDA from the last, immediately preceding fiscal year shall be multiplied times the current balance of the Account (which shall include the initial balance and all subsequent Additional Amounts only), and such resulting dollar amount, if any, shall be credited to the Account by the Corporation.

     Example, for illustration purposes only:


     Fiscal Year     Corporation EBITDA          Percent Increase             New Balance
     -----------     ------------------          ----------------             -----------
                                                 Times Current Balance
                                                 ---------------------
-------------------------------------------------------------------------------------------------
       1998               $16 Million               N/A                          $60,000.00
-------------------------------------------------------------------------------------------------
       1999               $18 Million               12.5% x $60,000.00           $67,500.00
-------------------------------------------------------------------------------------------------
       2000               $19 Million               5.5% x $67,500.00            $71,212.50
-------------------------------------------------------------------------------------------------
       2001               $19 Million               0% x $71,212.50              $71,212.50
-------------------------------------------------------------------------------------------------
       2002               $22 Million               15.8% x $71,212.50           $82,464.00
-------------------------------------------------------------------------------------------------
       2003               $26 Million               18.2% x $82,464.00           $97,472.50
-------------------------------------------------------------------------------------------------

Provided, however, that the Participant shall only be entitled to have such Additional Amount credited to the Account if the Participant has fulfilled his performance agreement or his "KRAs" for that fiscal year, which determination shall be made in the sole discretion of the Chief Executive Officer of the Corporation. Such determination shall be made on an annual basis, and shall be binding on the Corporation and Participant, and the applicable Additional Amount, if any, shall then vest pursuant to Paragraph 2(b). The Participant shall be provided with an annual statement or letter indicating the Additional Amount, if any, credited to the Account.

         d.   Assets. The Account shall at all times be entirely unfunded and no
              ------
         provision shall at any time be made with respect to segregating assets of the Corporation for payment of any benefits hereunder. The Participant shall not have any property interest whatsoever in any specific assets of the Corporation.

         e.   Acceleration of Vesting. Upon the sale of all or substantially all
              -----------------------
         of the assets of stock (excluding any public offerings) of the Corporation which results in any Coyne family member (or any trust of which a Coyne family member is a beneficiary) not having voting control of the Corporation, the Participant shall vest in all of the Account balance, and the Account balance shall be paid in full upon such sale.

         f.   Termination of Employment.
              -------------------------
              i. If the Participant voluntarily terminates his employment prior to an applicable vesting date of the Account, (otherwise than on account of retirement, disability or death), all rights arising in connection with such applicable vesting date shall be forfeited and the Corporation shall not be under any further obligation to the Participant, except for such amounts as may have previously vested.

             ii. If the Participant leaves the employ of the Corporation on account of death or disability, the vesting dates set forth in Paragraph 2(b) above shall be accelerated to the date of the termination of the Participant's employment. "Disability" is defined for purposes of this Agreement as, and being deemed to have occurred after, the incapacity of the Participant to fully perform his normal duties and responsibilities under the Employment Agreement.

            iii. If the Participant terminates his employment on account of retirement after attaining the age of 65, or if the Corporation terminates the employment of the Participant other than a termination "for cause," the Participant shall be entitled only to the Account balance that has vested as of the date of termination.

             iv. If the Participant's employment is terminated by the Corporation "for cause," all rights of the Participant shall terminate and the Corporation shall not be under any further obligation to the Participant. "For cause" termination is defined for purposes of this Agreement as termination for reason of personal dishonesty, fraud, bad faith, willful or reckless misconduct, poor judgment not befitting a senior executive, breach of fiduciary duty, intentional failure to perform stated duties, or material breach of any provision of the Employment Agreement.

        g.   Payment.
             -------
             i. Upon termination from the Corporation (except "for cause"), the Participant shall receive payment of all vested amounts from the Account in two (2) equal annual installments without interest.

                   The Chief Executive Officer shall have the option, in his sole discretion, to pay such amounts in the form of single, lump sum payment.

             ii. Provided, however, that if the vested amounts total less than One Hundred Thousand Dollars ($100,000.00) the Corporation shall pay such amounts in full within six (6) months of the date of termination, without interest.

        h.  Non-Competition.  Regardless of the foregoing provisions of the
            ---------------
            Agreement, the Corporation shall not be obligated to make any payments hereunder after the termination of Participant's employment if Participant fails to abide by his restrictive covenant with the Corporation.

        i.  No Guarantee of Employment. Nothing in this Agreement shall be
            --------------------------
            construed as guaranteeing future employment to the Participant. The Participant continues to be an employee of the Corporation solely at the will of the Corporation.

        j.  Liability of the Corporation. Nothing in this Agreement shall
            ----------------------------
            constitute the creation of a trust or other fiduciary relationship between the Corporation and the Participant or between the Corporation and any other person. The Corporation shall not be considered a trustee by reason of this Agreement. No member of the Board of Directors shall be liable to any person for any action taken hereunder except those actions undertaken with lack of good faith.

        k.  Compliance with Laws and Regulations. The Account and the obligation
            ------------------------------------
            of the Corporation to make payments to the Participant hereunder, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

        l.  Not "Compensation" For Other Purposes. The Account and all amounts
            -------------------------------------
            credited thereto shall not be deemed salary or other compensation to the Participant for purposes of any qualified retirement plan maintained by the Corporation or for purposes of any other fringe benefit obligations of the Corporation.

        m.  Non-transferability. This Account shall not be transferable other
            -------------------
            than by will or by the laws of descent and distribution.

        n.  Entire Agreement. This document constitutes the entire Agreement
            ----------------
            between the parties. This Agreement may only be modified, altered, or amended by prior written approval and consent of the parties hereto.

        o.  Governing Law. This Agreement shall be governed by and construed in
            -------------
            accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by an appropriate officer and Participant has executed this Agreement, both as of the day and year first above written.

                         COYNE INTERNATIONAL ENTERPRISES CORP.
                         d/b/a COYNE TEXTILE SERVICES



                         By:   /s/ Thomas M. Coyne
                            ------------------------------
                            Thomas M. Coyne
                            Chief Executive Officer



                               /s/ Donald F. X. Keegan
                            ------------------------------
                            Participant - Donald F.X. Keegan

                               VESTING SCHEDULE
                               ----------------



Initial Balance                                 Second Anniversary from date of Agreement
-----------------------------------------------------------------------------------------------
All Additional Amounts Credited in Years One    Fifth Anniversary from date of Agreement
Through Five
-----------------------------------------------------------------------------------------------
All Additional Amounts Credited in Years Six    Tenth Anniversary from date of Agreement
Through Ten
-----------------------------------------------------------------------------------------------
All Additional Amounts Credited in Years        Fifteenth Anniversary from date of Agreement
Eleven Through Fifteen
-----------------------------------------------------------------------------------------------
All Additional Amounts Credited in Years        Twentieth Anniversary from date of Agreement
Sixteen Through Twenty
-----------------------------------------------------------------------------------------------
All Additional Amounts Credited in Years        Twenty-Fifth Anniversary from date of Agreement
Twenty-One Through Twenty-Five
-----------------------------------------------------------------------------------------------
All Additional Amounts Credited in Years        Thirtieth Anniversary from date of Agreement
Twenty-Six Through Thirty
-----------------------------------------------------------------------------------------------
All Additional Amounts Credited in Years        Thirty-Fifth Anniversary from date of Agreement
Thirty-One Through Thirty-Five
-----------------------------------------------------------------------------------------------